SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

MAYOR’S JEWELERS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 22, 2003
PURPOSES OF THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1:
EXECUTIVE COMPENSATION
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
PERFORMANCE GRAPH
PROPOSAL 2:
PROPOSAL 3:
APPENDIX A
APPENDIX B

Mayor’s Jewelers, Inc.
14051 N.W. 14th Street
Sunrise, Florida 33323
(954) 846-8000

June 19, 2003

To Our Stockholders:

     On behalf of the Board of Directors of Mayor’s Jewelers, Inc. (the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Crowne Plaza hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323 on Tuesday, July 22, 2003, at 10:00 a.m., Eastern Standard Time. A Notice of the Annual Meeting, form of proxy, and a Proxy Statement containing information about the matters to be acted on at the Annual Meeting are enclosed.

     We urge you to attend the Annual Meeting. It is an excellent opportunity for the Company’s management to discuss the Company’s progress with you in person.

     It is important that your shares be represented at the Annual Meeting, whether in person or by proxy. To facilitate your participation in the Annual Meeting, regardless of whether you plan to attend in person, please complete, sign, date, and promptly return the enclosed proxy. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person, even if you have previously returned your form of proxy, by following the procedures set forth in the Proxy Statement.

     We look forward to seeing you on July 22.

Yours truly,

Thomas A. Andruskevich Chairman of the Board of Directors, President and Chief Executive Officer

2

Mayor’s Jewelers, Inc.
14051 N.W. 14th Street
Sunrise, Florida 33323

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, July 22, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Mayor’s Jewelers, Inc. (the “Company”) will be held at the Crowne Plaza hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323 on Tuesday, July 22, 2003, at 10:00 a.m. Eastern Standard Time, for the following purposes:

1.	To elect two Directors of the Company;

2.	To amend the Company’s 1987 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be delivered to participating employees under this benefit plan by 500,000;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending April 3, 2004; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on June 18, 2003, as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. ALL STOCKHOLDERS ALSO ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS,

Thomas A. Andruskevich Chairman of the Board of Directors, President and Chief Executive Officer

Sunrise, Florida
June 19, 2003

Mayor’s Jewelers, Inc.
14051 N.W. 14th Street
Sunrise, Florida 33323

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 22, 2003

________________

PROXY STATEMENT

Tuesday, July 22, 2003

TIME, DATE, AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mayor’s Jewelers, Inc. (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. Eastern Standard Time, on Tuesday, July 22, 2003, at the Crowne Plaza hotel in Sunrise, Florida, and at any adjournments or postponements thereof (the “Annual Meeting”), pursuant to the enclosed Notice of Annual Meeting.

     The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to stockholders entitled to vote at the Annual Meeting (the “Stockholders”) is June 19, 2003. Stockholders should review the information provided in this Proxy Statement in conjunction with the Company’s Annual Report to Stockholders, which accompanies this Proxy Statement. The Company’s principal executive offices are located at 14051 N.W. 14th Street, Sunrise, Florida 33323, and its telephone number is (954) 846-8000.

     INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company’s Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company’s Chief Administrative Officer, at the Company’s headquarters, a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders, and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company has hired Georgeson Shareholder Communications Inc. to assist it in soliciting proxies for an anticipated fee of $5,000 plus out-of-pocket expenses. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the Company’s stockholders will consider and act upon the following matters:

1.	To elect two Directors of the Company for terms as specified herein;

2.	To amend the Company’s 1987 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be delivered to participating employees under this benefit plan by 500,000;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending April 3, 2004; and

4.	To transact such other business as may properly come before the Meeting or any adjournment or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for Director named in Proposal 1 of this Proxy Statement, (b) in favor of the amendment of the Company’s 1987 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be delivered to participating employees under this benefit plan by 500,000, and (c) in favor of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending April 3, 2004. In the event a stockholder specifies a different choice by means of the enclosed proxy, such stockholder’s shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on June 18, 2003, as the record date (the “Record Date”) for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 19,608,310 shares of the Company’s Common Stock, par value $.0001 per share (the “Common Stock”), issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting. As of the Record Date, there were also 15,050 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) issued and outstanding, which were convertible into an aggregate 50,166,667 shares of Common Stock. The holders of the Preferred Stock are entitled to vote the number of votes equal to the number of votes such holder could cast if such holder converted all of its shares of Preferred Stock into shares of Common Stock on each matter submitted to stockholders for approval at the Annual Meeting, except the election of the Directors of the Company. For ten (10) days prior to the Annual Meeting, a list of all stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s offices, at 14051 N.W. 14th Street, Sunrise, Florida 33323. If you would like to view the stockholder list, please call Paul Nobel at (954) 846-8000 to schedule an appointment.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, including the shares of Common Stock that would be represented by the Preferred Stock if converted where applicable, is necessary to constitute a quorum. Directors will be elected by plurality of the votes cast by the shares of Common Stock, not including the shares of Common Stock that would be represented by the Preferred Stock if converted, represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock, including the shares of Common Stock that would be represented by the Preferred Stock if converted, represented in person or by proxy at the Annual Meeting will be required to amend the

Company’s 1987 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be delivered to the participating employees under this benefit plan by 500,000, ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending April 3, 2004, and for any other matter that may be submitted to a vote of the stockholders. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner’s shares with respect to the election of Directors and other matters addressed at the Annual Meeting. Any such shares that are not represented at the Annual Meeting, either in person or by proxy, will not be considered to have cast votes on any matters addressed at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of June 5, 2003, by: (i) each person known to the Company to beneficially own more than 5% of the Common Stock; (ii) the Company’s Named Executive Officers (as defined below) and Directors; and (iii) all Directors and Executive Officers of the Company as a group. The calculation of the percentage of outstanding shares is based on 19,608,310 shares outstanding on June 5, 2003, adjusted, where appropriate, for shares of stock beneficially owned but not yet issued. Named Executive Officers means the Company’s Chief Executive Officer and the four other highest paid Executive Officers of the Company during the fiscal year ended March 29, 2003. Except as otherwise indicated, each stockholder named has sole voting and investment power with respect to such stockholder’s shares.

	Amount of Beneficial Ownership
	of Common Stock

			Percentage of Outstanding
	Total Shares	Percentage of	Shares if all Preferred
Name and Address(1) of Beneficial Owner(2)	Beneficially Owned	Outstanding Shares	Shares were Converted

Thomas A. Andruskevich (3)	1,000,000	4.9%	1.4%
Aida Alvarez (4)	68,667	*	*
John D. Ball (5)	166,666	*	*
Emily Berlin (6)	30,000	*	*
Thomas Epstein (7)	115,000	*	*
Elizabeth M. Eveillard (8)	30,000	*	*
Massimo Ferragamo (9)	30,000	*	*
Joseph A. Keifer, III (10)	170,166	*	*
Judith MacDonald (26)	0	*	*
Ann Spector Lieff (11)	30,000	*	*
Stephen M. Knopik (26)	0	*	*
Filippo Recami (12)	530,000	2.6%	*
Albert J. Rahm, II (13)	82,001	*	*
Robert Robison (14)	80,000	*	*
Dr. Lorenzo Rossi di Montelera (15)	85,887,122	81.4%	81.4%
Marc Weinstein (16)	125,668	*	*
All Named Executive Officers and Directors as a Group (16 persons) (17)	88,345,290	81.8%	81.8%
5% Stockholders:
Henry Birks & Sons Holdings Inc. (18)	85,857,122	81.4%	81.4%
c/o Mendelsohn Rosentzveig Schater Me Marc Cantin 1000, rue Sherbrooke Quest, 27th Floor Montreal, Quebec, Canada H3A 3GA
Regaluxe Investments Sarl (19)	85,857,122	81.4%	81.4%
25 A. Boulevard Royal 2449 Luxembourg
Henry Birks & Sons Inc. (20)	85,857,122	81.4%	81.4%
1240 Phillips Square Montreal, Quebec, Canada H3B 3H4
Isaac Arguetty (21)	1,130,000	5.5%	1.6%
DuCap Building – Apt. 2003 2600 Island Blvd Aventura, FL 33160
Eliahu Ben-Shmual (22)	1,840,101	9.4%	2.6%
16300 N.E. 19TH Avenue, Suite 206 Miami Beach, Florida 33162
Marbella Resources, Ltd. (23)	1,635,588	8.3%	2.3%
Tropical Isle Building Wickhams Cay, Road Town Tortola, British Virgin Islands
Dimensional Fund Advisors Inc. (24)	1,449,000	7.4%	2.1%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401
Lawndale Capital Management, LLC (25)	1,265,650	6.5%	1.8%
One Sansome St., Suite 3900 San Francisco, California 94104
Andrew E. Shapiro (25)	1,265,650	6.5%	1.8%
One Sansome St., Suite 3900 San Francisco, California 94104
Diamond A Partners, L.P. (25)	1,110,800	5.7%	1.6%
One Sansome St., Suite 3900 San Francisco, California 94104

*	Less than 1 percent

(1)	Unless otherwise provided, the address for each “Beneficial Owner” is 14051 N.W. 14th Street, Sunrise, Florida 33323.

(2)	Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his or her name.

(3)	Includes options to purchase 500,000 shares of Common Stock which are exercisable within 60 days and 500,000 warrants. Mr. Andruskevich serves as a Director for Henry Birks & Sons Inc.

(4)	Includes options to purchase 68,667 shares of Common Stock which are exercisable within 60 days.

(5)	Includes 166,666 warrants.

(6)	Includes options to purchase 30,000 shares of Common Stock which are exercisable within 60 days.

(7)	Includes options to purchase 115,000 shares of Common Stock which are exercisable within 60 days.

(8)	Includes options to purchase 30,000 shares of Common Stock which are exercisable within 60 days

(9)	Includes options to purchase 30,000 shares of Common Stock which are exercisable within 60 days.

(10)	Includes 166,666 warrants and 3,500 shares with beneficial ownership.

(11)	Includes options to purchase 30,000 shares of Common Stock which are exercisable within 60 days.

(12)	Includes 500,000 warrants and options to purchase 30,000 shares of Common Stock which are exercisable within 60 days. Mr. Recami serves as a Director for Henry Birks & Sons Inc.

(13)	Includes options to purchase 82,001 shares of Common Stock which are exercisable within 60 days.

(14)	Includes options to purchase 80,000 shares of Common Stock which are exercisable within 60 days.

(15)	Includes beneficial indirect ownership through Henry Birks & Sons Inc. of warrants to purchase 35,690,455 shares of Common Stock, 50,166,667 shares of Common Stock if the Series A Convertible Preferred Stock is converted and direct ownership of options to purchase 30,000 shares of Common Stock which are exercisable within 60 days. Dr. Rossi di Montelera serves as the Chairman of the Board of Directors for Henry Birks & Sons Inc.

(16)	Includes options to purchase 125,688 shares of Common Stock which are exercisable within 60 days.

(17)	Includes 1,151,336 shares issuable upon the exercise of stock options for all Executive Officers and Directors, 3,500 shares with beneficial ownership, 1,333,332 warrants as well as the beneficial indirect ownership through Henry Birks & Sons Inc. of 35,690,455 warrants to purchase shares of Common Stock, and 50,166,667 shares of Common Stock if the Series A Convertible Preferred Stock is converted.

(18)	Includes beneficial indirect ownership through Henry Birks & Sons Inc. of warrants to purchase 35,690,455 shares of Common Stock and 50,166,667 shares of Common Stock if the Series A Convertible Preferred Stock is converted.

(19)	Includes beneficial indirect ownership through Henry Birks & Sons Inc. of warrants to purchase 35,690,455 shares of Common Stock and 50,166,667 shares of Common Stock if the Series A Convertible Preferred Stock is converted.

(20)	Includes direct ownership of warrants to purchase 35,690,455 shares of Common Stock and 50,166,667 shares of Common Stock if the Series A Convertible Preferred Stock is converted.

(21)	Includes options to purchase 1,130,000 shares of Common Stock which are exercisable within 60 days.

(22)	Includes all shares held by Eliahu Ben-Shmuel, E.P. Family Partners, Hay Foundation and Tropical Time, Inc. as reported in its Schedule 13D dated as of September 21, 2001.

(23)	Marbella Resources Limited reported this ownership as of May 27, 1999.

(24)	Dimensional Fund Advisors Inc. reported in its Schedule 13G dated as of December 31, 2002 that it acts as an investment adviser to various clients with the power to vote and/or dispose of shares of the Company’s Common Stock.

(25)	Lawndale Capital Management, LLC reported in its Schedule 13G dated as of February 25, 2003 that it acts as an investment adviser to various clients with the power to vote and/or dispose of shares of the Company’s Common Stock. Andrew E. Shapiro and Diamond A. Partners, L.P. filed jointly with Lawndale Capital Management, LLC.

(26)	These individuals are nominees to the Board of Directors. See Proposal 1 herein.

     Pursuant to an Investment Agreement dated as of July 31, 2002 between the Company and Henry Birks & Sons Inc. (“Birks”), on August 20, 2002, for aggregate consideration of $15,050,000, Birks purchased from the Company, and the Company issued to Birks: (i) 15,050 shares of Series A Convertible Preferred Stock (“Preferred Stock”), convertible into 50,166,667 shares of Common Stock; (ii) warrants exercisable for 12,424,596 shares of Common Stock at an exercise price of $.30 per share; (iii) warrants exercisable for 12,424,596 shares of Common Stock at an exercise price of $.35 per share; and (iv) warrants exercisable for 12,424,595 shares at an exercise price of $.40 per share. Birks issued secured convertible notes payable in the aggregate principal amount of $5,000,000 to a related party and preferred shareholder of Birks in connection with the purchase of the Company’s Preferred Stock. The secured convertible notes payable are collateralized by the Preferred Stock. The completion of the transactions contemplated by the Investment Agreement resulted in the issuance of a new class of stock, the Preferred Stock. As the beneficial owners of all of the Preferred Stock, Birks is entitled to elect a percentage of the total authorized Directors of the Company, rounded to the next highest whole number, corresponding to the percentage of Common Stock that would be held by the holders on the record date of such election if the holders converted all of the Preferred Stock then outstanding into Common Stock. Currently, Birks has the right to elect seven of the nine members of the Company’s Board of Directors. As a result of this transaction, Birks now beneficially owns 82% of the Common Stock. Birks has pledged the Preferred Stock that it holds as security for certain notes. In an event of default, there may be a change in control of the voting and dispositive power over such Preferred Stock.

PROPOSAL 1:

ELECTION OF DIRECTORS

     The Board of Directors currently consists of nine members. Birks, as the holder of 15,050 shares of the Preferred Stock, convertible into 50,166,667 shares of Common Stock (the “Preferred Stockholder”), is entitled to elect seven of the nine members of the Board of Directors pursuant to Section 5(a) of the Certificate of Designation of Series A Convertible Preferred Stock of the Company. The Preferred Stockholder has elected the following seven members to the Board of Directors with a term expiring as indicated next to such Director’s name:

Thomas A. Andruskevich (2006) Dr. Lorenzo Rossi di Montelera (2006) Filippo Recami (2006) Elizabeth M. Eveillard (2005) Emily Berlin (2005) Massimo Ferragamo (2004) Ann Spector Lieff (2004)

     The Directors elected by the Common Stockholders of the Company are classified into separate classes with each class holding office for a three-year period. The two Directors elected by the Common Stockholders of the Company were Thomas Epstein, whose term expires in 2004, and Robert Robison, whose term expired in 2002 but was held over, each of which will be resigning their position effective immediately prior to the Annual Meeting to be held on July 22, 2003.

     Accordingly, at the Annual Meeting, two Directors are to be elected to hold office for the terms indicated below and until their successors have been elected and qualified. The two nominees for election as Directors are Judith R. MacDonald and Stephen M. Knopik. Judith R. MacDonald is nominated for a term expiring in 2004 to fill the vacancy of Thomas Epstein, and Stephen M. Knopik is nominated for a term expiring in 2005 to fill the vacancy of Robert Robison. Information concerning each of the nominees is set forth below. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe the nominees named will be unable or unwilling to serve if elected.

Nominees for Director

     The following information is given with respect to the nominees for election.

Class I – Nominee to Serve until 2004 Annual Meeting

JUDITH R. MacDONALD

     Judith R. MacDonald, age 60, has been Managing Director and Counsel at Rothschild Inc. since 1996. She is responsible for providing legal and compliance advice at Rothschild Inc., an investment banker and broker dealer, and its investment advisory affiliate, as well as ABN AMRO Rothschild LLC, a broker dealer involved in the equity capital markets and underwritings. From 1994 to 1996, Ms. MacDonald was Managing Director and Director of Compliance at BT (Banker’s Trust) Securities Corporation.

Class II – Nominee to Serve until 2005 Annual Meeting

STEPHEN M. KNOPIK

     Stephen M. Knopik, age 47, has been the President of Beall’s, Inc. since 1998, the parent company of Beall’s Department Stores and Beall’s Outlet Stores, which operates more than 500 retail stores in fourteen (14) states. Mr. Knopik joined Beall’s as the Director of Finance in 1984. From 1978 to 1984, Mr. Knopik was with KPMG Peat Marwick in Tampa, Florida and had advanced during this time to the position of Senior Audit Manager.

Recommendation

     The Board of Directors recommends a vote “FOR” each of the nominees as Directors to serve for the terms specified above and until their respective successors are duly elected and qualified.

Directors Continuing in Office

     The following information is given with respect to the Directors who are not nominees for election at this Annual Meeting.

THOMAS A. ANDRUSKEVICH

     Thomas A. Andruskevich, age 52, is Chairman, President and Chief Executive Officer of the Company. Mr. Andruskevich has been President and Chief Executive Officer of Henry Birks & Sons Inc. since June 1996 and joined the Board of Directors of Birks in 1999. From 1994 to 1996, he was President and Chief Executive Officer of the clothing retailer Mondi of America. From 1989 to 1994, he was Executive Vice President of International & Trade of Tiffany & Co. and from 1982 to 1989, Mr. Andruskevich served as Senior Vice President and Chief Financial Officer of Tiffany & Co. He also serves on the Board of Directors of Brazilian Emeralds, Inc. Mr. Andruskevich was elected to the Company’s Board of Directors in August, 2002.

EMILY BERLIN

     Emily Berlin, age 56, has been Executive Vice President and Director of Helm Holdings International since 2001. Based in Miami, Florida, the Helm Group of companies is a diversified privately owned group of approximately 70 companies operating principally in Latin America and the Caribbean. From 1974 to 2000, she was a member of the law firm of Shearman & Sterling, becoming a partner in 1981. She was elected to the Company’s Board of Directors in October, 2002.

ELIZABETH M. EVEILLARD

     Elizabeth M. Eveillard, age 56, is an independent consultant with 30 years of experience in the investment banking industry. During 2000-2003, she was a consultant and Senior Managing Director, Retailing and Apparel Group, Bear, Stearns & Co., Inc. During 1988-2000, she served as Managing Director and Head of the Retailing Group, PaineWebber Incorporated. From 1972 to 1988 she held various positions at Lehman Brothers, including Managing Director in the Merchandising Group. She serves on the boards of the following publicly-held and private companies: Beall’s Department Stores, Inc.; C&S Wholesale Grocers, Inc.; Lillian Vernon Corporation; Too, Inc.; and Value City Department Stores, Inc. In addition to her board seat at Beall’s, Inc., she is also a member of that company’s Compensation Committee. She received a consulting fee of approximately $112,000 from Bear, Stearns & Co., Inc. in connection with Birks’ investment in the Company. She was elected to the Company’s Board of Directors in August, 2002.

MASSIMO FERRAGAMO

     Massimo Ferragamo, age 45, has been the Chairman of the Board of Ferragamo USA, Inc., which is the wholly owned subsidiary of Salvatore Ferragamo Italia. Mr. Ferragamo had held the position of President since 1985 and became Chairman in 2000. Ferragamo USA Inc. imports and distributes Ferragamo products throughout North America. He also serves on the Board of Directors of YUM! Brands, Inc. and the American Italian Cancer Foundation. He was elected to the Company’s Board of Directors in October, 2002.

ANN SPECTOR LIEFF

     Ann Spector Lieff, age 51, is the founder of The Lieff Company, established in 1998, which is a Miami-based consulting group specializing in Chief Executive Officer mentoring, leadership development, corporate strategies to assist and expand organizations in the management of their business practices, and advisory services to corporate boards. She was Chief Executive Officer of SPEC’s Music from 1980 until 1998 at which time SPEC’s Music merged with Camelot Music. Ms. Lieff currently serves as a member of the Executive Advisory Board, University of Denver Daniels College of Business and also serves on the Board of Directors of Herzfeld Caribbean Basin Fund and Hastings Entertainment, Inc. She was elected to the Company’s Board of Directors in October, 2002.

FILIPPO RECAMI

     Filippo Recami, age 52, has been a Director of Henry Birks & Sons Inc. since 1998 and a Director and the Chief Executive Officer of Iniziativa S.A. (Luxemborg) since 1998. Mr. Recami has been the Chairman and President of Cristalleries Royales de Champagne (Payel, France) since 1998, an affiliate of the majority owners of Birks. Between 1978 and 1998, Mr. Recami had held senior management positions in several major public European corporations including Fiat S.p.A. (Italy), Sorin Biomedica S.p.A. (Italy), Sorin France S.p.A. (France), SNIA S.p.A. (Italy), and Rhône Poulene S.A. (France). He was elected to the Company’s Board of Directors in August, 2002.

DR. LORENZO ROSSI di MONTELERA

     Dr. Lorenzo Rossi di Montelera, age 62, has served as Chairman of the Board of Directors of Henry Birks & Sons Inc. since 1993. He is also Chairman of Vonwiller S.A. (Geneva), a portfolio management and financial services firm, and Chairman of Regaluxe Investment S.á.r.l., Luxembourg, a portfolio management company with holdings that include Henry Birks & Sons Holdings Inc. and Cristalleries Royales de Champagne (“CRC”) (Bayel, France). Dr. Rossi is also a member of the Board of Directors of Bacardi Martini B.V. and the Global Leadership Institute of New York. He was elected to the Company’s Board of Directors in August 2002. Dr. Rossi is also the father-in-law of Mr. Carlo Coda-Nunziante who is the Group Vice President- Strategy and Integration for Mayor’s and Birks.

Other Executive Officers

AIDA ALVAREZ

     From February 2001 to the present, Ms. Alvarez, age 40, has been the Vice President-Merchandising for the Company. From August 1989 to February 2001, Ms. Alvarez served as General Merchandise Manager, Divisional Merchandise Manager and Head Watch Buyer for the Company. Prior to joining the Company in August 1989, Ms. Alvarez worked for Zale Corporation as a group store manager from 1987 to 1989.

JOHN D. BALL

     Mr. Ball, age 46, is the Senior Vice President and Chief Financial Officer. Mr. Ball also holds the position of Senior Vice President and Chief Financial Officer for Henry Birks & Sons Inc. of Canada and has been with Birks since 1998. From 1979 to 1998, Mr. Ball had been with Coopers & Lybrand and held various positions including Audit Partner from 1989 to 1998. While at Coopers & Lybrand, Mr. Ball gained considerable experience in the Retail, High Tech and Financial Services sectors, including companies with TSE and NASDAQ listings, IPOs restructurings and cross-border transactions. He has obtained both his CA and his CPA designations, and has experience with both Canadian and U.S. GAAP and both federal tax systems. Mr. Ball also retains the position of Chief Financial Officer of Henry Birks & Sons Holdings Inc., the parent Company of Henry Birks & Sons Inc. Mr. Ball is an employee of Birks and his services are billed to the Company under the Management Expense Reimbursement Agreement, dated as of August 20, 2002, between the Company and Birks. Please refer to Page 14 regarding “Certain Relationships and Related-Party Transactions.”

JOSEPH A. KEIFER, III

     Mr. Keifer, age 51, is the Senior Vice President and Chief Operating Officer of the Company. Prior to joining Mayor’s, Mr. Keifer held the position of Vice President Merchandising for Henry Birks & Sons Inc. of Canada from 1998 to 2002. From 1993 to 1997, Mr. Keifer was the Senior Vice President of Fine Jewelry Merchandise for Montgomery Ward. Prior to that, Mr. Keifer spent 21 years with Zale Corporation during which he held various positions, including Senior Vice President of Company Operations and President of the Bailey Banks & Biddle division.

ALBERT J. RAHM, II

     From January 2000 to the present, Mr. Rahm, age 49, has been the Vice President-Retail of the Company. From April 1991 to January 2000, Mr. Rahm served in various store management positions and as Regional Vice President for the Company. Prior to joining the Company in April 1991, Mr. Rahm owned and operated three retail jewelry stores for a fourteen-year period in Shreveport, Louisiana.

MARC WEINSTEIN

     Mr. Weinstein, age 49, joined the Company in 1996 and is employed as the Senior Vice President and Chief Administrative Officer. Prior to joining the Company, Mr. Weinstein spent approximately 19 years with Burger King Corporation. During his tenure at Burger King, he gained extensive retailing, human resource and operations knowledge on both a domestic and international basis while holding a multitude of positions such as Vice President Managing Director in Europe, Vice President Operations and Vice President Human Resources.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     During the fiscal year ended March 29, 2003, the Board of Directors held 21 meetings. During such year, all Directors, with the exception of Mr. Massimo Ferragamo due to unforeseen circumstances, attended at least 75 percent of the meetings of the Company’s Board of Directors and committees of which they were a member. In addition to attending meetings, Directors discharge their responsibilities through review of Company reports to Directors and correspondence and telephone conferences with the Company’s Executive Officers, key employees, and others regarding matters of interest to the Company.

Audit Committee

     The Audit Committee reviews the scope and results of the annual audit of the Company’s consolidated financial statements conducted by the Company’s independent certified public accountants, the scope of other services provided by the Company’s independent auditors, proposed changes in the Company’s financial accounting standards and principles, and the Company’s policies and procedures with respect to its internal accounting, auditing and financial controls, including the disclosure controls required by Section 302 of the Sarbanes-Oxley Act. The Audit Committee

also examines and considers other matters relating to the financial affairs and accounting methods of the Company, including selection and retention of the Company’s independent auditors. During the fiscal year ended March 29, 2003, the Audit Committee held 5 regularly scheduled meetings, and the Chairman of the Audit Committee held several meetings with management and the Company’s auditors. Thomas Epstein (Chair), Emily Berlin and Ann Spector Lieff, each of whom is an independent non-employee Director of the Company, currently constitute the Audit Committee. The Board of Directors has, approved and adopted a revised charter for the Audit Committee on October 29, 2003, which is attached hereto as Appendix A.

Audit Committee Report(1)

     The Audit Committee of the Company is comprised of three independent Directors, as defined by the American Stock Exchange listing requirements, and operates under a written charter adopted by the Board of Directors.

     The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 29, 2003 with management and with the independent auditors, including matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

     The Audit Committee has reviewed the independent auditors’ fees for audit and non-audit services for the fiscal year ended March 29, 2003 and the eight-week transition period ended March 30, 2002. The Audit Committee considered whether such non-audit services are compatible with maintaining independent auditor independence. The fees were $210,000 for the Company’s audit services.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and has discussed with the independent auditors their independence.

     Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2003, to be filed with Securities and Exchange Commission (“SEC”).

     The foregoing has been furnished by the Audit Committee:

/s/ Thomas Epstein

Thomas Epstein (Chair)

/s/ Ann Spector Lieff

Ann Spector Lieff

/s/ Emily Berlin

Emily Berlin

(1)THIS SECTION IS NOT “SOLICITING MATERIAL,” IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

Compensation Committee

     The Compensation Committee is responsible for administering the Company’s executive compensation, including base salaries, bonuses and awards of stock options. During the fiscal year ended March 29, 2003, the Compensation Committee held 3 meetings. Elizabeth M. Eveillard (Chair), Filippo Recami, Emily Berlin, and Thomas Epstein, each of whom is a non-employee Director of the Company, constitute the Compensation Committee.

Corporate Governance Committee

     The Corporate Governance Committee is responsible for (i) overseeing all aspects of the Company’s corporate governance policies, and (ii) serving as the Independent Committee reflected in that certain Manufacturing & Sale Agreement (“Manufacturing & Sale Agreement”) dated as of August 20, 2002 by and between the Company and Birks and also in that certain Management Reimbursement Agreement (“Management Expense Reimbursement Agreement”) dated as of August 20, 2002 by and between the Company and Birks. In this regard, the Corporate Governance Committee reviews and approves including, without limitation the following: transactions, plans, purchases, sales, services, dealings, agreements, arrangements and/or relationships between the Company and Birks. During the fiscal year ended March 29, 2003, the Corporate Governance Committee held 2 meetings. The Corporate Governance Committee of the Company is comprised of three Directors and operates under a written charter adopted by the Board of Directors. Emily Berlin (Chair), Thomas Epstein, and Elizabeth M. Eveillard, each of which is a non-employee Director of the Company, currently constitute the Corporate Governance Committee.

Corporate Governance Committee Report

     The Corporate Governance Committee has reviewed and discussed with the Board of Directors of the Company the inter-company transactions between the Company and Birks for the fiscal year ended March 29, 2003, as well as the Company’s insider trading policy. The Corporate Governance Committee reported to the Board their findings relating to the management services billed pursuant to the Management Expense Reimbursement Agreement and also findings relating to due diligence inquiries made with certain members of management regarding specific services reflected in the actual management billings. The Corporate Governance Committee also reported to the Board on the actual sales of merchandise purchased pursuant to the Manufacturing & Sale Agreement. Based on its review of the inter-company transactions, the Corporate Governance Committee concluded that the inter-company transactions were in compliance with the terms of the Management Expense Reimbursement Agreement and the Manufacturing & Sale Agreement.

     The foregoing has been furnished by the Corporate Governance Committee:

/s/ Emily Berlin

Emily Berlin (Chair)

/s/ Thomas Epstein

Thomas Epstein

/s/ Elizabeth M. Eveillard

Elizabeth M. Eveillard

Executive Committee

     The purpose of the Executive Committee is to provide a simplified review and approval process in between Board meetings for certain corporate actions. The intent of the Executive Committee is to facilitate the efficient operation of the Company with guidance and direction from the Board of Directors. The goal is to provide a mechanism that can assist in the operations of the Company, including but not limited to, the supervision of management and the implementation of policies, strategies and programs.

     The Executive Committee is comprised of at least three members of the Board of Directors. Vacancies on the Committee shall be filled by majority vote of the Board of Directors at the next meeting of the Board following the occurrence of the vacancy.

     The current members of the Executive Committee are Dr. Lorenzo Rossi di Montelera (Chair), Filippo Recami, Thomas A. Andruskevich and Elizabeth M. Eveillard. The Executive Committee did not hold any meetings in the fiscal year ended March 29, 2003 due to the fact that the committee charter was adopted on March 11, 2003. For this reason the Executive Committee has no report to submit at this time.

Compensation of Directors

     Each non-employee Director of the Company is entitled to receive an annual fee of $20,000 for serving on the Company’s Board of Directors. All Directors are reimbursed for travel expenses incurred in connection with the performance of their duties as Directors.

     Each outside Director of the Company is granted an option to purchase 20,000 shares of Common Stock upon election to the Board, which vests immediately but is not exercisable for 6 months, and receives an option to purchase 10,000 shares each January 1 thereafter, which vests immediately but are not exercisable for 6 months.

Compensation of Independent Auditors

     During the fiscal year ended March 29, 2003, the Company retained its independent auditors, Deloitte & Touche LLP, to provide services in the following categories and amounts:

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2003 and the eight-week transition period ended March 30, 2002 were approximately $210,000, and the aggregate fees for the review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal year ended March 29, 2003, were approximately $45,000.

Financial Information Systems Design and Implementation Fees

     During the fiscal year ended March 29, 2003, the Company’s independent auditors did not provide any information systems design and implementation services to the Company.

All Other Fees

     During the fiscal year ended March 29, 2003, the Company’s independent auditors provided audit services for the Mayor’s Jewelers, Inc. 401(k) Profit Sharing Plan & Trust and also reviewed the Company’s tax returns, fees for which amounted to approximately $22,000 and $19,000, respectively.

Certain Relationships and Related-Party Transactions

     Pursuant to an Investment Agreement dated as of July 31, 2002 between the Company and Birks, on August 20, 2002, for aggregate consideration of $15,050,000, Birks purchased from the Company, and the Company issued to Birks: (i) 15,050 shares of Preferred Stock, convertible into 50,166,667 shares of Common Stock; (ii) warrants exercisable for 12,424,596 shares of Common Stock at an exercise price of $.30 per share; (iii) warrants exercisable for 12,424,596 shares of Common Stock at an exercise price of $.35 per share; and (iv) warrants exercisable for 12,424,595 shares at an exercise price of $.40 per share. The completion of the transactions contemplated by the Investment Agreement resulted in the issuance of a new class of stock, the Preferred Stock. As the beneficial owners of all of the Preferred Stock, Birks is entitled to elect a percentage of the total authorized Directors of the Company, rounded to the next highest whole number, corresponding to the percentage of Common Stock that would be held by the holders on the record date of such election if the holders converted all of the Preferred Stock then outstanding into Common Stock. Currently, Birks has the right to elect seven of the nine members of the Company’s Board of Directors. As a result of this transaction, Birks now beneficially owns 82% of the Common Stock.

     Mayor‘s Chief Executive Officer, Chief Financial Officer, Group VP — Finance, and Group VP — Strategy and Business Integration serve in the same capacity for Birks. In addition, Thomas A. Andruskevich, Mayor’s Chairman of the Board of Directors, President and Chief Executive Officer, and Filippo Recami, a Director of Mayor’s, serve as Directors of Birks. Lorenzo Rossi di Montelera, a Director of Mayor’s, serves as the Chairman of the Board of Directors of Birks.

     The Company entered into a Manufacturing & Sale Agreement and a Management Expense Reimbursement Agreement with Birks effective August 20, 2002. The Manufacturing & Sale Agreement allows for the purchase of merchandise from Birks at market prices in accordance with a purchase plan which is pre-approved by the Corporate Governance Committee of the Board of Directors of the Company. The Management Expense Reimbursement Agreement allows for the Company to retain certain management services of Birks, at its cost, in accordance with a project schedule which is pre-approved by the Corporate Governance Committee of the Board of Directors. The term of these agreements is one year. The Company can sell merchandise and provide management services to Birks under terms similar to those in the agreements. From August 20, 2002 through the fiscal year ended March 29, 2003, the Company paid Birks $234,000 for costs related to the advisory, management and corporate services given to the Company pursuant to the Management Expense Reimbursement Agreement, which was net of expenses charged to Birks from the Company for similar services. Also, during the same period, the Company purchased $407,000 of merchandise from Birks and Birks purchased $190,000 of merchandise from the Company pursuant to a Manufacturing Sale Agreement. The Company paid Birks $390,000 for merchandising and other consulting services prior to the execution of the Investment Agreement described above.

     Additionally, during the fiscal year ended March 29, 2003, the Company purchased approximately $108,000 of crystal merchandise, for which it has an exclusive sales right in Florida and Georgia, from Cristalleries Royales de Champagne, a company controlled by an affiliate of the majority owners of Birks.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such reporting persons are required by SEC regulation to furnish the Company with copies of all such reports they file. Based solely on a review of the copies of such reports the Company received, or written representations from certain reporting persons, the Company believes that during the fiscal year ended March 29, 2003, all officers, Directors, and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for an inadvertent late filing of a Form 4 filed by the group of Henry Birks & Sons Inc., Henry Birks & Sons Holdings Inc., Regaluxe Investments S.á.r.l., and Dr. Lorenzo Rossi di Montelera, reporting a disposition of warrants to purchase shares of the Company’s Common Stock, and an inadvertent late filing of a Form 3 filed by Marc Weinstein.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation earned for the fiscal years ended March 29, 2003, February 2, 2002, and February 3, 2001, by the Company’s Named Executive Officers.

Summary Compensation Table

						Long-Term Compensation

		Annual Compensation				Awards			Payouts

					Other	Restricted	Securities
					Annual	Stock	Underlying		LTIP	All Other
Name and		Salary	Bonus		Compensation	Award(s)	Options/SARs		Payouts	Compensation
Principal Position	Year	($)	($)		($)	($)	(#)		($)	($)(1)

Thomas A. Andruskevich(4)	2002	228,846	55,000		6,343	0	1,500,000	(8)	0
Chairman of the Board, President and Chief Executive Officer
Joseph Cicio	2002	149,231	73,196		28,127	0	200,000	(9)	0
Former Chief Executive Officer										350,000 (2)
Isaac Arguetty	2002	0	0			0	0		0
Former Chairman of the Board	2001	360,000	0		39,879	0	80,000	(10)	0	458,800 (3)
and Chief Executive Officer	2000	360,000	517,601		31,658	0	0		0
Marc Weinstein	2002	200,000	115,000	(6)	28,580	0	100,000	(11)	0
Chief Administrative Officer	2001	200,000	0		21,983	0	40,000		0
and Senior Vice President	2000	200,000	113,640		25,913	0	50,000		0
Albert J. Rahm, II	2002	185,000	92,500	(6)	20,209	0	30,000	(12)	0
Vice President-Retail	2001	180,481	51,750		14,314	0	46,000		0
	2000	173,414	44,827		18,517	0	40,000		0
Aida Alvarez	2002	144,000	72,000	(6)	19,033	0	20,000	(13)	0
Vice President-Merchandising	2001	140,235	24,000		5,863	0	82,000		0
	2000	119,231	22,500		0	0	20,000		0
Joseph A. Keifer, III(5)	2002	173,923	25,000		13,341	0	500,000	(7)	0
Chief Operating Officer and Senior Vice President

(1)	Except as otherwise explained, the amounts set forth in this column for each individual represent payments for auto expense and annual premiums by the Company for whole life insurance policies or financial investments provided to Executive Officers.

(2)	Includes payment of $350,000 in severance benefits under the terms of Mr. Cicio’s employment agreement. Mr. Cicio resigned from the Company on August 20, 2002.

(3)	Includes payment of $458,800 in severance benefits under the terms of Mr. Arguetty’s employment agreement. Mr. Arguetty resigned from the Company on February 28, 2002.

(4)	Salary represents services from October 1, 2003, the date of commencement of employment, to March 29, 2003.

(5)	Salary represents services from October 1, 2003, the date of commencement of employment, to March 29, 2003.

(6)	The bonus of these Executive Officers represent specific retention bonuses that were established for these specific key executives in order to incentivize them to remain with the Company during a time of significant uncertainty regarding the Company’s future.

(7)	Mr. Keifer’s stock options were granted on October 1, 2002. In addition to the Mayor’s stock option grants listed herein, on January 31, 2003, Mr. Keifer was assigned 166,666 warrants by Birks to purchase shares of Mayor’s Common Stock at $0.30 per share. Birks will assign 166,666 and 166,668 warrants to purchase Mayor’s Common Stock at $0.30 per share on January 31, 2004 and January 31, 2005, respectively, conditional on Mr. Keifer’s continued employment with Mayor’s.

(8)	Mr. Andruskevich’s stock options were granted on October 1, 2002. In addition to the Mayor’s stock option grants listed herein, on January 31, 2003, Mr. Andruskevich was assigned 500,000 warrants by Birks to purchase shares of Mayor’s Common Stock at $0.30 per share. Birks will assign 500,000 warrants to purchase Mayor’s Common Stock at $0.30 per share on each of the dates January 31, 2004 and January 31, 2005, conditional on Mr. Andruskevich’s continued employment with Henry Birks & Sons.

(9)	These stock options were granted to Mr. Cicio on March 3, 2002.

(10)	These stock options were granted to Mr. Arguetty on October 26, 2001.

(11)	These stock options were granted to Mr. Weinstein as follows: 100,000 on October 1, 2002; 40,000 on October 26 2001 and 50,000 on May 10, 2000.

(12)	These stock options were granted to Mr. Rahm as follows: 30,000 on October 1, 2002; 10,000 on September 26, 2001; 36,000 on February 23, 2001; and 40,000 on May 4, 2000.

(13)	These stock options were granted to Ms. Alvarez as follows: 20,000 on October 1, 2002; 10,000 on September 26, 2001; 72,000 on February 23, 2001; and 20,000 on May 4, 2000.

Option Grants in Last Fiscal Year

     The following table sets forth options to the Named Executive Officers granted during the fiscal year ended March 29, 2003:

					Potential Realizable
					Value at Assumed
	Individual Grants				Annual Rate of
					Stock Price Appreciation
	Number of Securities	% of Total Options	Exercise of		for Option Term(1)(2)
	Underlying Options	Granted to Employees	Base Price	Expiration
Name	Granted (#)	In Fiscal Year	($/share)	Date	5%($)	10%($)

Thomas A Andruskevich	1,500,000	50.8%	0.28	10/01/12	313,003	747,184
Joseph Cicio	200,000	6.8%	0.90	03/03/12	—	—
Albert J. Rahm, II	30,000	1.0%	0.28	10/01/12	6,260	14,944
Marc Weinstein	100,000	3.4%	0.28	10/01/12	20,867	49,812
Aida Alvarez	20,000	0.7%	0.28	10/01/12	4,173	9,962
Joseph A. Keifer, III	500,000	16.9%	0.28	10/01/12	104,334	249,061

(1)	Individual option grants generally become exercisable in installments over a three-year period commencing on the date of grant subject to continued employment. Options can become immediately exercisable upon the occurrence of certain corporate events, including a change in control of the Company or delivery of written notice of stockholder’s meeting to consider a merger, sale of assets or similar reorganization.

(2)	All grants were made at or above 100% of fair market value as of the date of the grant.

Aggregated Option Exercises In Last Fiscal Year And Year-End Option Values

     The following table provides information about the number of aggregated option exercises during the last fiscal year and value of options held by the Named Executive Officers at March 29, 2003:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options
	Acquired on	Value	Fiscal Year-End		at Fiscal Year-End ($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas A. Andruskevich	0	0	500,000	1,000,000	0	0
Joseph Cicio	0	0	200,000	0	0	0
Albert J. Rahm, II	0	0	68,668	61,999	0	0
Marc Weinstein	0	0	109,001	178,001	0	0
Aida Alvarez	0	0	62,000	57,333	0	0
Joseph A. Keifer, III	0	0	0	500,000	0	0

Equity Compensation Plan Information

     The following table provides information as of March 29, 2003 about shares of the Company’s Common Stock to be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans:

			(C)
	(A)		Number of Securities
	Number of Securities	(B)	Remaining Available
	To Be Issued Upon	Weighted-Average	for Issuance Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants And Rights	Warrants and Rights	Reflected in Column (A)

Equity Compensation plans approved by Stockholders	43,633,257	$1.57	1,870,006
Equity Compensation plans not approved by Stockholders	0	0	0

Total	43,633,257	$1.57	1,870,006

Employment Agreements

THOMAS A. ANDRUSKEVICH

     The Company entered into an employment agreement with Thomas A. Andruskevich, effective October 1, 2002. Under the agreement, Mr. Andruskevich serves as the Chairman of the Board of Directors of the Company, and as President and Chief Executive Officer of the Company for a term continuing until March 31, 2005, unless earlier terminated in accordance with the agreement. His employment agreement allows him to continue his employment with Birks where he has been President and Chief Executive Officer since June, 1996. He receives an annual base salary from the Company of $500,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, which are set each year by the Compensation Committee and approved by the Board of Directors. Mr. Andruskevich also received stock options to purchase 1,500,000 shares of the Company’s Common Stock. One-third of the options became exercisable on January 31, 2003, one-third of the options become exercisable on January 31, 2004, and the remaining one-third of the options become exercisable on January 31, 2005. The agreement allows the Company to terminate Mr. Andruskevich with or without cause. In the event Mr. Andruskevich’s employment is terminated without cause or if he resigns for good reason, he will receive his annual base salary and financial planning, health, and dental benefits until March 31, 2005 plus up to an additional 24 months if he is unable to find another suitable employment position. Mr. Andruskevich shall also be entitled to a lump sum cash payment equal to the average annual bonus paid to him for any of the 3 fiscal years ending prior to the date of the resignation or termination multiplied by a fraction, the numerator of which is the number of days from the date of resignation or termination until the end of the term, and the denominator of which is 365, plus a lump sum cash payment of $24,000 for disability and life insurance. The agreement prohibits Mr. Andruskevich from competing with the Company in certain markets for a period of 12 months after the termination of the agreement. If Mr. Andruskevich’s employment is terminated within the two year period following a change of control, Mr. Andruskevich shall receive his annual base salary, annual bonus and financial planning, health, and dental benefits for the greater of two (2) years or the unexpired portion of the term plus one (1) year, and Mr. Andruskevich shall also be entitled to certain bonus compensation and a lump sum cash payment of $24,000 for disability and life insurance.

JOSEPH A. KEIFER, III

     The Company entered into an employment agreement with Joseph A. Keifer, III, effective October 1, 2002. Under the agreement, Mr. Keifer serves as Senior Vice President and Chief Operating Officer of the Company for a term continuing until October 1, 2003, with such term to automatically renew for successive one-year renewal terms unless the Company or Mr. Keifer provides the other with notice of its determination not to renew the agreement. He receives an annual base salary of $380,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, which are set each year by the Company. Each year, the Compensation Committee shall consider Mr. Keifer for an award of stock options. The agreement allows the Company to terminate Mr. Keifer with or without cause. In the event Mr. Keifer’s employment is terminated without cause or if he resigns for good reason, he will receive his annual base salary, financial planning, health, and dental benefits, and automobile allowance for six months following the date of his resignation or termination. Mr. Keifer is also entitled to a pro rata amount of any bonus compensation payable to him for that year. The agreement prohibits Mr. Keifer from competing with the Company for a period of 6 months after the termination of the agreement.

MARC WEINSTEIN

     The Company entered into an employment agreement with Marc Weinstein, effective October 26, 2001, and amended as of July 19, 2002 and March 31, 2003. Under the agreement, Mr. Weinstein serves as Senior Vice President and Chief Administrative Officer of the Company for a term continuing until October 26, 2003, with such term to automatically renew for successive one-year renewal terms unless the Company or Mr. Weinstein provides the other with notice of its determination not to renew the agreement. He receives an annual base salary of $240,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, which are set each year by the Company. Each year, the Compensation Committee shall consider Mr. Weinstein for an award of stock options. The agreement allows the Company to terminate Mr. Weinstein with or without cause. In the event Mr. Weinstein’s employment is terminated without cause, if he resigns for good reason or if the Company fails to renew his employment agreement, he will receive his annual base salary, financial planning, health, and dental benefits, and automobile allowance for one year following the date of his resignation or termination. Mr. Weinstein is also entitled to reimbursement from the Company for reasonable expenses incurred while seeking employment with another employer for one year following his termination or resignation, accelerated vesting of certain stock options, a pro rata amount of any bonus compensation payable to him for that year, and a lump sum cash payment of $10,000 for disability and life insurance. The agreement prohibits Mr. Weinstein from competing with the Company for a period of one (1) year after the termination of the agreement. If Mr. Weinstein’s employment is terminated within the two year period following a change of control, Mr. Weinstein shall receive a severance payment equal to two times his annual base salary, financial planning, health, and dental benefits and automobile allowance for a period of two (2) years. Mr. Weinstein shall also be entitled to certain bonus compensation and a lump sum cash payment of $20,000 for disability and life insurance.

ALBERT J. RAHM, II

     The Company entered into an employment agreement with Albert J. Rahm, II, effective May 10, 2001, and amended as of July 19, 2002. Under the agreement, Mr. Rahm serves as Vice President — Retail of the Company for a term continuing until May 10, 2004, with such term to automatically renew for successive one-year renewal terms unless the Company or Mr. Rahm provides the other with notice of its determination not to renew the agreement. He receives an annual base salary of $185,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, which are set each year by the Company. The agreement allows the Company to terminate Mr. Rahm with or without cause. In the event Mr. Rahm’s employment is terminated without cause, if he resigns for good reason, or if the Company fails to renew his employment agreement, he will receive his annual base salary, health and dental benefits, and automobile allowance for one year following the date of his resignation or termination. Mr. Rahm is also entitled to reimbursement from the Company for reasonable expenses incurred while seeking employment with another employer for one year following his termination or resignation, accelerated vesting of certain stock options, a pro rata amount of any bonus compensation payable to him for that year, and a lump sum cash payment of $10,000 for disability and life insurance. The agreement prohibits Mr. Rahm from competing with the Company for a period of one (1) year after the termination of the agreement. If Mr. Rahm’s employment is terminated within the two year period following a change of control, Mr. Rahm shall receive a severance payment equal to two times his annual base salary, health and dental benefits and automobile allowance for a period of two (2) years. Mr. Rahm shall also be entitled to certain bonus compensation and a lump sum cash payment of $10,000 for disability and life insurance.

AIDA ALVAREZ

     The Company entered into an employment agreement with Aida Alvarez, effective May 10, 2001, and amended as of July 19, 2002. Under the agreement, Ms. Alvarez serves as Vice President Merchandising of the Company for a term continuing until May 10, 2004, with such term to automatically renew for successive one-year renewal terms unless the Company or Ms. Alvarez provides the other with notice of its determination not to renew the agreement. She receives an annual base salary of $160,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, which are set each year by the Company. The agreement allows the Company to terminate Ms. Alvarez with or without cause. In the event Ms. Alvarez’s employment is terminated without cause, if she resigns for good reason, or if the Company fails to renew her employment agreement, she will receive her annual base salary, health and dental benefits, and automobile allowance for one year following the date of her resignation or termination. Ms. Alvarez is also entitled to reimbursement from the Company for reasonable expenses incurred while seeking employment with another employer for one year following her termination or resignation, accelerated vesting of certain stock options, a pro rata amount of any bonus compensation payable to her for that year, and a lump sum cash payment of $10,000 for disability and life insurance. The agreement prohibits Ms. Alvarez from competing with the Company for a period of one (1) year after the termination of the agreement. If Ms. Alvarez’s employment is terminated within the two year period following a change of control, Ms. Alvarez shall receive a severance payment equal to two times her annual base salary, health and dental benefits and automobile allowance for a period of two (2) years. Ms. Alvarez shall also be entitled to certain bonus compensation and a lump sum cash payment of $10,000 for disability and life insurance.

Ten-year Option Repricings

     There were no option repricings for Named Executive Officers during the fiscal year ended March 29, 2003.

Compensation Committee Interlocks and Insider Participation

     All decisions regarding compensation of the Company’s executive officers are subject to the authority of the Compensation Committee. Elizabeth M. Eveillard (Chair), Filippo Recami, Thomas Epstein and Emily Berlin, each of whom is a non-employee Director of the Company, constitute the Compensation Committee.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee is responsible for determining compensation levels, including bonuses, for the Officers of the Company other than the Executive Officers, awarding stock options to such Officers, and for recommending to the Board of Directors the cash and equity compensation of the Company’s Executive Officers.

     Salaries and Benefits

     The Committee believes that both the compensation and benefits programs provided for the Executives is generally competitive with similar organizations within the luxury jewelry and retail industry. In determining the compensation of the Company’s Executive Officers, the Committee takes into account all factors that it considers relevant, including business conditions in general and the Company’s performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific Executive Officer under consideration and the business area of the Company for which such Executive Officer is responsible.

     Bonuses

     The Committee believes that the cash bonus portion of the Executives compensation, or the “at risk” component, should vary according to the Executive’s level of responsibility and individual performance and be based upon the overall financial performance of the Company. The Committee believes that this portion of the Executive’s compensation is critical in order to ensure that such Executive’s interests are aligned with the interests of the stockholders of the Company. At the present time, the bonus targets for Executives range from 30% to 40% of their respective base annual salary. For example, bonuses are paid out at 75% of target if 100% of the annual financial EBT plan is achieved and at 100% of target if 125% of the annual financial EBT plan is achieved.

     Stock Options

     Executive Officers may be granted options to purchase the Common Stock of the Company on an annual basis. It is believed that providing this type of incentive, one which links a portion of the Executive’s compensation to the long-term interests of the stockholders, is a valuable consideration and will create an even greater focus on the part of the Executives to balance short and long-term decision making. The amount of the grants take into consideration such factors as the Executive’s level of responsibility, their level of performance and contribution to Company results and their potential for growth and ongoing contribution within the Company.

/s/ Elizabeth M. Eveillard Elizabeth M. Eveillard (Chair)

/s/ Thomas Epstein

Thomas Epstein

/s/ Filippo Recami

Filippo Recami

/s/ Emily Berlin

Emily Berlin

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total stockholder return on the Company’s Common Stock, with the cumulative total stockholder return of companies comprising the American Stock Exchange (“AMEX”) Market Value Stock Index and the total stockholder return of a peer group of companies comprising the S&P Specialty Stores Index. The Company will provide stockholders, upon request, with a list of the companies included in the S&P Specialty Stores Index. The graph assumes an initial investment of $100 and reinvestment of all dividends.

Comparison of 62-Month Cumulative Total Returns

		Fiscal Year Ended

	Base	Jan. 30,	Jan. 29,	Feb. 3,	Feb. 2,	Mar. 29,
Company/Index	Date*	1999	2000	2001	2002	2003

MAYOR’S JEWELERS, INC.	$100	246.51	106.98	130.23	44.28	9.30
AMEX MARKET VALUE STOCK INDEX	100	106.09	133.22	136.06	120.79	104.10
S&P SPECIALTY STORES INDEX	100	82.96	56.43	63.99	80.24	69.41

*	Reflects $100 invested in Mayor’s Common Stock and in each index, including reinvestment of dividends, January 1998.

PROPOSAL 2:

AMEND THE COMPANY’S 1987 EMPLOYEE STOCK PURCHASE PLAN TO
INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT
MAY BE DELIVERED TO PARTICIPATING EMPLOYEES BY 500,000

     In June 1987, the Company’s stockholders approved the Company’s 1987 Employee Stock Purchase Plan (the “Stock Purchase Plan”) to give employees of the Company a greater stake in the Company through increased stock holdings. The Stock Purchase Plan permits employees to purchase Common Stock through payroll deductions during semiannual offerings. On March 29, 2003, approximately 316 employees were eligible to participate in the Stock Purchase Plan but due to the combination of a lack of available shares in the Plan and the low price of the stock, which may have created a high demand, the Company suspended the Stock Purchase Plan effective January 2003. As of March 29, 2003, there were 40,611 shares of Common Stock remaining available for purchase under the Stock Purchase Plan. The Board of Directors continues to believe that an employee stock purchase plan is in the Company’s best interest and therefore recommends an amendment to the Stock Purchase Plan to increase the number of shares of Common Stock that may be delivered to participating employees by 500,000.

     If the proposed amendment is approved, the first sentence of the subsection entitled “Stock Subject to Option” of the Stock Purchase Plan will be amended to read as follows:

     “The maximum number of shares of Common Stock which will be made available for sale under the Purchase Plan will be 1,062,500 shares, subject to adjustment on changes in capitalization.”

     The following summary describes the material features of the Stock Purchase Plan. This summary is qualified in its entirety by reference to the specific provisions of the Stock Purchase Plan, the full text of which is set forth as Appendix B hereto.

     The Stock Purchase plan permits employees to purchase Common Stock through payroll deductions during semiannual offerings. The offering periods generally commence on January 1 and July 1 of each year. The employee payroll deductions are accumulated for six-month periods beginning on such dates at the end of which shares of Common Stock are purchased pursuant to the terms of the plan.

     Participation in the Stock Purchase Plan is voluntary. Any person, excluding senior officers, who is employed by the Company for at least 20 hours per week and has been so employed for at least four (4) months continuously by the Company or one of its designated subsidiaries is eligible to participate in the Stock Purchase Plan. Under the Stock Purchase Plan, eligible employees may purchase Common Stock at a 15% discount by contributing to the Stock Purchase Plan, through payroll deductions, up to 10% of such employee’s annual compensation, provided, however, that no employee is to be issued shares of Common Stock under the Stock Purchase Plan if immediately after being issued such shares, such employee would own shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company. Furthermore, each employee’s total contributions are limited to $25,000 per year.

     The Stock Purchase Plan will be administered by the Board of Directors of the Company (or a committee thereof), which will establish the purchase price in accordance with the terms of the plan. The Stock Purchase Plan requires that the purchase price at which shares of Common Stock are sold pursuant to the plan shall be the lesser of 85% of the fair market value of a share of Common Stock at the beginning of the applicable offering period or 85% of the fair market value of a share of Common Stock at the end of the applicable offering period. Shares of Common Stock for the Stock Purchase Plan may be sourced from shares purchased in the open market, treasury shares or authorized and unissued shares.

     The Stock Purchase Plan does not have a specified duration but will terminate on the day that participating employees become entitled to purchase the number of shares remaining available under that plan, unless the plan is earlier terminated at the discretion of the Board of Directors. The Company will be required to seek subsequent stockholder approval prior to any further increase in the number of shares of Common Stock that may be issued under the Stock Purchase Plan.

     For U.S. federal income tax purposes, the Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended. Accordingly, no taxable income will be realized by the participant either at the time of entry into the plan or at the time shares are purchased under the plan. If no disposition of the stock is made within two years from the first day of the applicable offering period, or one year from the date the share is purchased by the employee, upon subsequent disposition of the stock, ordinary income will be realized to the extent of the lesser of (1) 15% of the average market value on the first business day of the applicable offering period, or (2) the amount by which the net proceeds of the sale exceed the price paid. Any further gain or loss will be treated as long term capital gain or loss. No income tax deduction will be allowed the Company for shares purchased by the employee, provided such shares are held for the periods described above. If the shares are disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the shares on the date of purchase over the price paid, and any additional gain or loss will be short term or long term capital gain or loss depending on the length of time the employee has held the shares, in these circumstances, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee. Tax treatment in jurisdictions outside of the U.S. will be governed by local laws.

     The Stock Purchase Plan may not be amended, without prior stockholder approval, to increase the number of shares that may be issued under the plan, permit payroll deductions at a rate in excess of 10% of the participant’s compensation, materially modify the requirements as to eligibility for participation in the Stock Purchase Plan, or materially increase the benefits which may accrue to participants under the Stock Purchase Plan.

     The proceeds of the sale of stock under the Stock Purchase Plan will constitute general funds of the Company and may be used by it for any purpose. The Stock Purchase Plan provides for proportionate adjustments to the number of shares of Common Stock available for purchase under the plan and the purchase price of such shares to reflect stock splits, stock dividends, or other changes in the capital stock of the Company.

     Senior officers are not permitted to participate in the Stock Purchase Plan.

     On June 5, 2003, the Company’s Common Stock closed at $0.33 on the American Stock Exchange.

     The Board of Directors recommends a vote “FOR” the amendment of the Company’s 1987 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be delivered to participating employees by 500,000.

PROPOSAL 3:

RATIFY THE APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP, certified public accountants, served as the Company’s independent auditors for the fiscal year ended March 29, 2003. Deloitte & Touche LLP has advised the Company that the firm does not have any direct or indirect financial interest in the Company or its subsidiaries, nor has such firm had any such interest in connection with the Company or its subsidiaries during the past year, other than in its capacity as the Company’s independent auditors. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending April 4, 2003. Although the Audit Committee is not required to do so, it is submitting its selection of the Company’s independent auditors for ratification at the Annual Meeting in order to ascertain the views of its stockholders. The Audit Committee will not be bound by the vote of the stockholders; however, if the selection is not ratified, the Audit Committee would reconsider its selection. Representatives of Deloitte & Touche LLP may be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Recommendation

     The Board of Directors recommends that the Company’s stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors.

ANNUAL REPORT

     The Company’s 2002 Annual Report to Stockholders, including financial statements for the fiscal year ended March 29, 2003, is being distributed to all stockholders of the Company together with this Proxy Statement, in satisfaction of the requirements of the SEC. Additional copies of such report are available upon request. To obtain such additional copies, please contact the Company at (954) 846-8000.

     Upon written request, the Company will provide stockholders with a copy of its Annual Report on Form 10-K, as filed with the SEC (including financial statements and schedules thereto) for the fiscal year ended March 29, 2003, without charge. Please direct written requests to: Mayor’s Jewelers, Inc., c/o John Ball, 14015 N.W. 14th Street, Sunrise, Florida 33323.

STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, stockholders of the Company may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the next annual meeting by submitting their proposals to the Company in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the Proxy Statement for action at the 2004 Annual Meeting of Stockholders must comply with the Companys’ Bylaws and the rules and regulations of the SEC then in effect. Such proposal must have been mailed to the Company at its offices at 14015 N.W. 14th Street, Sunrise, Florida 33323, Attention: Chief Administrative Officer, Marc Weinstein, (954) 846-2701, and must be received by the Company before February 19, 2004. In addition, the proxy solicited by the Board of Directors for the 2004 Annual Meeting of the Company will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal by May 5, 2004.

OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the Meeting. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment in such matters.

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.             PURPOSE

               The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with these functions, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system and the integrity of the Corporation’s financial statements.

•	Review and evaluate the audit work of the Corporation’s independent accountants and internal auditing department.

•	Confirm the qualification and independence of the Corporation’s independent accountants.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

•	Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws and regulations and Corporation policy.

               The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.           COMPOSITION

               The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent as defined in accordance with the rules of the principal national securities exchange on which the Corporation’s common stock shall be listed for trading (the “Exchange”) and in the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules promulgated thereunder. Each member shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall at the time of appointment have a working familiarity with basic finance and accounting practices and an ability to read and understand financial statements. At least one member of the Committee shall (i) have past experience in finance or accounting, requisite professional certification in accounting, or related financial management expertise which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities and (ii) constitute a “financial expert” for purposes of the Act and the rules of the Securities Exchange Commission (the “Commission”) adopted pursuant to the Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

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A director will not be considered “independent” if, among other matters, he or she has:

•	been an employee or other affiliated person of the Corporation or its affiliates in the current or past three years;

•	accepted any consulting, advisory, or other compensatory fee from the Corporation or its affiliates except as permitted under the Act and the rules promulgated thereunder, and under the rules of the Exchange;

•	an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

•	been a partner, controlling stockholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation’s securities) that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

•	been employed as an executive of another entity where any of the Corporation’s executives serve on that entity’s compensation committee.

               The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.          MEETINGS

               A majority of the Committee shall constitute a quorum, and the actions of a majority of the members of the Committee present at any meeting at which a quorum is present, or actions unanimously adopted in writing without holding a meeting, shall be the acts of the Committee. The Chair of the Committee shall report to the Board of Directors following the meetings of the Committee. The Committee shall meet at least four times annually or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent accountants and management periodically to review the Corporation’s financials consistent with IV.4. below.

IV.          RESPONSIBILITIES AND DUTIES

               To fulfill its responsibilities and duties, the Committee shall:

DOCUMENTS/REPORTS REVIEW

1.	Review and update this Charter on at least an annual basis or more frequently as conditions dictate.

2.	Review and comment upon the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental body or the public, including the internal control report to be included in the Corporation’s annual report in accordance with the Act and rules promulgated thereunder, as well as any certification, report, opinion, or review rendered by the independent accountants.

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3.	Review the regular internal reports to management prepared by the internal auditing department and management’s responses.

4.	Review with financial management and the independent accountants the Forms’ 10-Q and 10-K and earnings press releases and earnings guidance provided to analysts and ratings agencies prior to filing or prior to the release of earnings.

5.	Conduct or authorize investigations into any matters within the Committee’s scope of responsibility.

6.	Retain independent counsel, accountants, or others to assist the Committee in the conduct of any investigation, or to discuss matters that may have a significant impact on the Corporation, including those matters that may affect its financial reporting, auditing procedures, or compliance policies and programs.

INDEPENDENT ACCOUNTANTS

7.	Select and retain, evaluate, and where appropriate discharge and replace the Corporation’s independent accountants (or nominate the independent accountant to be proposed for stockholder approval in any proxy statement), considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

8.	Confirm that the independent accountants satisfy the auditing, quality control, ethics and independence requirements of the Act (and of the accounting board created pursuant to the Act), the rules of the Commission and, if applicable, the rules of the Exchange).

9.	On an annual basis, obtain from the independent accountants a formal written statement delineating all relationships between the independent accountant and the Corporation, and review and discuss with the accountants all significant relationships the independent accountants have with the Corporation to determine the accountant’s independence.

10.	Actively engage in dialogue with the independent accountants with respect to any disclosed relationships or services that may affect the objectivity and independence of the accountants and take, or recommend that the full board take, appropriate action to oversee the independence of the independent accountants.

11.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

12.	Ensure that the independent accountants do not provide to the Corporation any non-audit services, the provision or receipt of which is prohibited by the Act or the rules of the Commission under the Act.

13.	Approve in writing in advance any provision by the independent accountants to the Corporation of any non-audit services the provision of which is not prohibited by the Act or the rules of the Commission under the Act.

14.	At least annually, obtain and review a report by the independent accountants describing (i) their firm’s internal quality control procedures; and (ii) any material issues raised by the most recent internal quality control review, or peer review, of their firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the firm, and any steps taken to address any such issues.

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15.	Meet with the independent accountants and discuss the role of the Committee, the fact that the independent accountants report to the Committee, and the form and content of the report to be delivered to the Committee.

16.	Set policies for the hiring by the Corporation of employees or former employees of the independent accountants.

FINANCIAL REPORTING PROCESSES

17.	In consultation with the independent accountants and the internal auditors, review the scope of the audit and the integrity of the Corporation’s financial reporting processes, both internal and external.

18.	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

19.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

PROCESS IMPROVEMENT

20.	Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in preparation of the financial statements and the view of each as to appropriateness of such judgments.

21.	Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

22.	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

23.	Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements to financial or accounting practices, as approved by the Committee, have been implemented.

24.	Establish procedures for receiving and responding to complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

ETHICAL AND LEGAL COMPLIANCE

25.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

26.	Review management’s monitoring of the Corporation’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that the

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Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

27.	Review activities, organizational structure, and qualifications of the internal audit department.

28.	Review, with the organization’s counsel, legal compliance matters including corporate securities trading policies.

29.	Review, with the organization’s counsel, any legal matters that could have a significant impact on the organization’s financial statements.

30.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deem necessary or appropriate.

31.	Review and approve in advance all related party transactions.

               The Committee shall have unrestricted access to the Corporation’s personnel and documents and will be given the resources necessary to operate under this Charter.

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APPENDIX B

JAN BELL MARKETING, INC.

EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF THE PURCHASE PLAN

Purpose and Adoption. The purpose of the Purchase Plan, which was adopted by the Board of Directors of the Company (the “Board”) and approved by the shareholders in June, 1987, is to provide the employees of the Company and its subsidiaries with an opportunity to purchase Common Stock through payroll deductions. The Purchase Plan is intended to qualify as an Employee Stock Purchase Plan under Section 423 of the Code.
Administration. The Purchase Plan is to be administered by the Board of Directors (the “Board”) or a committee of the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board (or committee thereof) and its decisions are final and binding upon all participants. Members of the Board or committee who are eligible employees are permitted to participate in the Purchase Plan. Members of the Board or committee receive no additional compensation for their services in connection with the administration of the Purchase Plan.
Eligibility. Participation in the Purchase Plan is completely voluntary. Any person, excluding senior officers, who is employed by the Company for at least 20 hours per week and has been so employed for at least four months continuously by the Company or one of its designated subsidiaries is eligible to participate in the Purchase Plan. No employee is to be granted an option under the Purchase Plan (i) if, immediately after the grant, such employee would own shares (including outstanding options to purchase) of stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company, or (ii) which permits his or her rights to purchase shares under all employee stock purchase plans of the Company and any parent or subsidiaries of the Company to accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time.
Offering Dates. The Purchase Plan is implemented by one offering during each six-month period of the Purchase Plan. The offering periods will generally commence on January 1 and July 1 of each year.
Participation in the Purchase Plan. Eligible employees become participants in the Purchase Plan by delivering a subscription agreement to the Company’s payroll office prior to the applicable offering date. Payroll deductions for a participant will commence on the first payroll following the offering date and will end on the termination date of the offering to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in the Purchase Plan. See “Withdrawal from the Plan.” An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering must wait until the commencement of the next offering. Payment under all offerings will be by payroll deduction. The subscription agreement will indicate the percentage of the participant’s compensation which will be withheld during the offering period and used to exercise the purchase option. The percentage may not exceed 10% of the participant’s compensation on any payday and the aggregate of such projected payroll deductions during the offering period may not exceed 10% of the aggregate projected compensation for the offering period. A participant may lower, but not increase, the rate of payroll deductions during the offering by delivering to the Company a new subscription agreement. The change in rate will be effective within 15 days following the Company’s receipt of the new authorization.
Purchase Price. The purchase price per shares at which shares of Common Stock are sold in an offering under the Purchase Plan is 85% of the lower of the fair market value of a share of Common Stock at the beginning or end of the offering period. The fair market value of the Common Stock on a given date shall be the reported closing price for that date.
Exercise of Option and Purchase of Stock. By executing a subscription agreement to participate in an offering under the Purchase Plan, the employee is granted an option to purchase as many full shares of Common Stock as he would be able to buy with payroll deductions credited to his account during the offering period at the purchase price described under “Purchase Price.” Unless the employee’s participation is discounted (see “Withdrawal”), his option for the purchase of shares will be exercised automatically at the end of the offering period at the applicable price. Any cash remaining to the credit of a participant in his account under the Purchase Plan after a purchase of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock, shall be returned to the participant without interest.
Use of Funds. All payroll deductions received or held by the Company under the Purchase Plan may be used by the Company for any corporate purpose. No interest shall accrue on the payroll deductions.

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Withdrawal From the Purchase Plan. The participant’s interest in a given offering may be terminated in whole, but not in part, by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. In such event, the payroll deductions credited to the participant’s account will be returned to such participant, without interest. A participant’s withdrawal from an offering has no effect upon such participant’s eligibility to participate in subsequent offerings under the Purchase Plan. If a participant fails to remain customarily employed by the Company for at least 20 hours per week during the offering period in which the employee is a participant, he shall be deemed to have elected to withdraw from the Purchase Plan and the payroll deductions credited to his account shall be returned to him and his option terminated.
Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death, immediately cancels his participation in the Purchase Plan. In such event, the payroll deductions credited to the participant’s account will be returned, without interest, to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee. See “Beneficiary.”
Stock Subject to Option. The maximum number of shares of Common Stock which will be made available for sale under the Purchase Plan will be 562,500 shares, subject to adjustment on changes in capitalization. See “Capital Changes.” If the total number of shares which would otherwise be subject to options granted under the Purchase Plan at the beginning of an offering period exceeds the number of shares then available under the Purchase Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company will allocate options for shares remaining available for option grant pro rata among the participants. In such event, the Company will give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and will similarly reduce the rate of payroll deductions, if necessary.
Capital Changes. In the event of any changes in the capitalization of the Company, such as mergers, consolidations, reorganizations, recapitalizations, stock splits or stock dividends, appropriate adjustments will be made by the Company in the number of shares of common stock subject to purchase under the Purchase Plan and in the purchase price per share.
Designation of Beneficiary. A participant may file with the Company a written designation of a beneficiary who is to receive any shares or cash or both to which the participant may be entitled under the Purchase Plan at the time of his death. Such designation of beneficiary may be changed by the participant at any time by written notice.
Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason except by will, the laws of descent and distribution or by designation of beneficiary. See “Designation of Beneficiary.” Any attempt at such pledge, assignment or transfer may be treated by the Company as an election to withdraw from the Purchase Plan.
Reports. Individual accounts will be maintained for each participant in the Purchase Plan. Statements of account will be given to participating employees semi-annually promptly following the stock purchase date, and such statements will set forth the amount of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.
Amendment or Termination. The Board of Directors may at any time terminate or amend the Purchase Plan, subject to the following provisions. The Board has the power to change the duration of offering periods without shareholder approval, if such change is announced at least 15 days prior to the scheduled beginning of the first offering period to be affected and if no offering period is to be longer than 27 months. No termination may affect options previously granted and no amendment may make any change in any option granted under the Purchase Plan which adversely affects the rights of any participant. No amendment may be made without prior approval of the shareholders of the Company if such amendment would increase the number of shares which may be issued under the Purchase Plan, permit payroll deductions at a rate in excess of 10% of the participant’s compensation, materially modify the requirements as to eligibility for participation in the Purchase Plan or materially increase the benefits which may accrue to participants under the Purchase Plan.
Tax Consequences. The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, no taxable

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income will be realized by a participant either at the time options are granted or at the time shares are purchased under the Purchase Plan. However, at the time shares are sold, there may be gain or loss depending upon the sales price. The Code was amended in 1986 eliminating difference between federal income tax rates on ordinary income and capital gain. The 60% long-term capital gain deduction also was repealed in 1986. The effect of these changes is to negate the adverse consequences of a disqualifying disposition, which in the past required that a disposition of shares before two years after the grant or six months after the purchase date resulted in a recognition of ordinary income equal to the fair market value on the purchase date less the purchase price. If the federal income tax rates should be changed by future legislation the differences between ordinary income and capital gain could once again be material.
The Company is not required to withhold federal income tax with respect to the Purchase Plan.
The Purchase Plan is not qualified under Section 401 of the Code and is not subject to the provisions of the Employment Retirement Income Security Act of 1974.
The changes of the federal tax laws made by the Act generally are effective beginning January 1, 1987. Participants are urged to consult their personal tax advisors with respect to the effect of the Act on their purchase of shares and the disposition of any shares acquired in light of their personal facts and circumstances.
The preceding discussion is based on federal tax laws and regulations as in effect on the date of this Prospectus and as recently enacted in the Act and does not purport to be a complete description of the federal income tax aspects of the Purchase Plan. No information is provided herein with respect to estate, inheritance, state or local tax laws, although there may be certain tax consequences upon the receipt of stock or the disposition of the acquired shares under those laws. Participants, therefore, are advised to consult their personal tax advisors with regard to all possible consequences arising from the purchase and the disposition of the acquired shares.
Restrictions on Resale. The Option Plan contains no provisions restricting the resale of shares of Common Stock acquired by participants under the option Plan.
Persons who may be deemed to be “affiliates” of the Company (defined by the rules of the Securities and Exchange Commission as any person in a direct or indirect control relationship with the Company) may not resell shares of Common Stock acquired under the Option Plan without registration under the Securities Act of 1933, or without compliance with an exemption from such registration. Rule 144 of the Securities and Exchange Commission provides an exemption for public resale of such shares by affiliates. If all conditions of Rule 144 are met, during each three-month period, an affiliate may sell the greater of one percent of the shares of Common Stock outstanding or the average weekly trading volume of the shares as reported through the American Stock Exchange during a specified four-week period.
Officers and directors of the Company who are participants in the Option Plan should also be aware of the shortswing profit prohibitions of Section 16(b) of the securities Exchange Act of 1934.

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MAYOR’S JEWELERS, INC.

ANNUAL MEETING OF STOCKHOLDERS, JULY 22, 2003

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas A. Andruskevich and Marc Weinstein, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock of Mayor’s Jewelers, Inc. (the “Company”), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Crowne Plaza hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323, on Tuesday, July 22, 2003, at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Annual Meeting and in their discretion upon all other matters that may properly come before said Annual Meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 2003 ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.

Keep this portion for your records.

Detach and return this portion only.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

   TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS:   ☒

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL ITEMS.

(l)	ELECTION OF DIRECTORS: (Nominees are Judith R. MacDonald and Stephen M. Knopik)*

☐ FOR             ☐ WITHHOLD AUTHORITY             ☐ EXCEPT FOR

*	To vote your shares for all director nominees, mark the “For” box. To withhold voting for all nominees, mark the “Withhold Authority” box. If you do not wish your shares voted “For” a particular nominee(s), mark the “Except For” box and enter the name(s) of that nominee(s) in the following space:

(2)	RATIFY AND APPROVE THE AMENDMENT TO THE COMPANY’S 1987 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE DELIVERED TO PARTICIPATING EMPLOYEES UNDER THIS BENEFIT PLAN BY 500,000.

☐ FOR                     ☐ AGAINST                                  ☐ ABSTAIN

(3)	RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 3, 2004.

☐ FOR                     ☐ AGAINST                                  ☐ ABSTAIN

Dated: ------------------ ,2003

Signature

Signature if held jointly
(Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officer should include their titles.)

Please sign, date and promptly return this Proxy in the enclosed envelope.